Exhibit 1.1

12,500,000 Units1

SHANGHAI CENTURY ACQUISITION CORPORATION

UNDERWRITING AGREEMENT

                    , 2006

I-Bankers Securities Incorporated

WR Hambrecht & Co.

Ladenburg Thalmann & Co. Inc.

As Representatives of the several

    Underwriters named in Schedule I hereto

c/o I-Bankers Securities Incorporated

1560 East Southlake Boulevard, Suite 232

Southlake, TX 76092

Dear Sirs:

Shanghai Century Acquisition Corporation, a Cayman Islands corporation (the “Company”) proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”) for whom you are acting as Representatives (the “Representatives”), an aggregate of 12,500,000 Units (the “Firm Units”) of the Company, at a purchase price (net of discounts and commissions, and net of a non-accountable expense allowance in the amount of $.08 per Firm Unit) of $8.00 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions, and net of a non-accountable expense allowance in the amount of $.08 per Firm Unit) of $7.44 per Firm Unit. The Firm Units are to be offered initially to the public (“Offering”) at the offering price of $8.00 per Firm Unit. Each Firm Unit consists of one ordinary share of the Company, par value $0.0005 per share (“Ordinary Share”), and one redeemable warrant to purchase one Ordinary Share at a purchase price of $6.00 per share (“Warrant”). The Ordinary Share and the Warrant included in the Firm Units will not be separately transferable until 90 days after the effective date (“Effective Date”) of the Registration Statement (as hereinafter defined) unless the Representatives inform the Company of their decision to allow earlier separate trading, but in no event will the Representatives allow separate trading until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the filing of a Form 6-K by the Company which includes such balance sheet. Each Warrant entitles its holder to exercise it to purchase one share of Ordinary Shares for $6.00 during the period commencing on the later of the consummation by the Company of a business combination (as described more fully in the Registration Statement) (“Business Combination”) or one year from the Effective Date of the Registration Statement and terminating on the four-year anniversary of the Effective Date.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form F-1 (No. 333-130260), including a Preliminary Prospectus (as hereinafter defined) relating to the Securities, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all

[1]	Plus an option to purchase up to 1,875,000 additional Units to cover over-allotments.

amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the Prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Units, as set forth in and pursuant to the Prospectus, as soon as practicable after the Effective Date and the date of this Agreement. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $8.00 per Unit ($7.44 net of discounts and commissions, and net of a non-accountable expense allowance of $.08 per Firm Unit) (the “Initial Price”), the number of Firm Units set forth opposite the name of such Underwriter under the column “Number of Firm Units to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 6 hereof.

(b) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to an additional 1,875,000 Units from the Company (“Over-allotment Option”). Such additional 1,875,000 Units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Ordinary Shares and the Warrants included in the Units and the shares of Ordinary Shares issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1(a) hereof.

The Over-allotment Option granted pursuant to Section 1(b) hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representatives, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full business days nor earlier than two full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of the I-Bankers Securities Incorporated (“I-Bankers”) or at such other place as shall be agreed upon by the Company and the Representatives. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

(c) Payment of the purchase price for, and delivery of the certificates for, the Firm Units shall be made at 10:00 A.M., New York time, on [            ], 2006, or such other date, not later than the fifth business day thereafter, or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of I-Bankers or at such other place as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Units are called “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representatives’ election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $92,000,000 of the proceeds received by the Company for the Firm Units shall be deposited in the trust fund established by the Company for the benefit of the public stockholders as described in the Registration Statement (“Trust Fund”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) and the remaining proceeds shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representatives to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representatives for all the Firm Units.

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates for, the Option Units shall be made on the Option Closing Date at the Representatives’ election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable to the Trust Fund at the offices of I-Bankers or at such other place as shall be agreed upon by the Representatives and the Company upon delivery to you of certificates representing such securities (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representatives request not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

(d) The Company hereby agrees to issue and sell to the Representatives (and/or their designees) on the Effective Date an option (“Representatives’ Purchase Option”) for the purchase of an aggregate of 1,000,000 units (“Representatives’ Units”) for an aggregate purchase price of $100. Each of the Representatives’ Units is identical to the Firm Units. The Representatives’ Purchase Option shall be exercisable, in whole or in part, commencing on the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representatives’ Unit of $10.00, which is equal to one hundred twenty-five percent (125%) of the initial public offering price of a Unit. The Representatives’ Purchase Option, the Representatives’ Units, the Representatives’ Warrants and the shares of Ordinary Shares issuable upon exercise of the Representatives’ Warrants are hereinafter referred to collectively as the “Representatives’ Securities.” The Representative’s Securities will be identical to those offered to the public except that the Representative’s Warrants shall have an exercise price of $7.50, which is equal to one hundred twenty-five percent (125%) of the exercise price of the warrant included in the Firm Units. The Public Securities and the Representatives’ Securities are hereinafter referred to collectively as the “Securities.” The Representatives understand and agree that there are significant restrictions against transferring the Representatives’ Purchase Option during the first three hundred sixty-five (365) days after the Effective Date, as set forth in Section 3 of the Representatives’ Purchase Option.

Payment of the purchase price of, and delivery of the certificates for, the Representatives’ Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representatives, upon payment therefor, certificates for the Representatives’ Purchase Option in the name or names and in such authorized denominations as the Representatives may request.

(e) Deferred Compensation. On the Closing Date, the Underwriters agree to deposit into the Trust Fund three percent (3.0%) of the gross proceeds from the Firm Units sold in the Offering and two percent (2.0%) of the gross proceeds from the Units sold pursuant to the Over-allotment Option, if any, (the “Deferred Discount”) until the earlier of the completion of a Business Combination or the liquidation of the Trust Fund. Upon the consummation, if any, of the Business Combination the Company will pay to the Representative, on behalf of the Underwriters, the Deferred Discount in an amount equal to (A) 3.0% of the gross proceeds (before giving effect to any discounts or commissions) received by the Company from the sale of the Firm Units plus 2.0% of the gross proceeds (before giving effect to any discounts or commissions) received by the Company from the Units sold pursuant to the Over-allotment Option, if any, less (B) $0.24 per Ordinary Share converted to cash in connection with the Business Combination. Payment of the Deferred Discount will be made out of the proceeds of this Offering held in the Trust Account. If the Company fails to consummate its initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Discount will not be paid to the Representative and the Underwriters will forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), as follows:

(a) At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2(a) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters directly by the Representatives expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

(b) The Securities have been duly authorized for listing on the American Stock Exchange. The Company has filed with the Commission a Form 8-A registration statement providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Units, the Common Stock and the Warrants, which registration statement complies in all material respects with the Exchange Act. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c) The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(d) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

(e) The disclosures in the Registration Statement summarizing the effects of Federal, State, foreign, and local regulation on the Company’s business as currently contemplated are correct summaries in all material respects and do not omit to state a material fact.

(f) The statistical and related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

(g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

(h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

(i) KPMG LLP (“KPMG”), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations and such accountants, in the performance of their work for the Company, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002. KPMG has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act. There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, a material future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(j) The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present in all material respects the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(k) The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Ordinary Shares of the Company or any security convertible into shares of Ordinary Shares of the Company, or any contracts or commitments to issue or sell shares of Ordinary Shares or any such options, warrants, rights or convertible securities.

(l) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Ordinary Shares, exempt from such registration requirements.

(m) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(n) Except as set forth in the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(o) This Agreement, the Warrant Agreement (as hereinafter defined), the Trust Agreement, the Services Agreement (as hereinafter defined) and the Escrow Agreement (as hereinafter defined) have been duly and validly authorized by the Company and constitute, and the Representatives’ Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(p) The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representatives’ Purchase Option, the Trust Agreement, the Services Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2(gg) hereof (ii) result in any violation of the provisions of the Memorandum of Association or Articles of Association of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

(q) No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Memorandum of Association or Articles of Association or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

(r) The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of foreign, federal, state and local regulation on this offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(s) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representatives’ Purchase Option, the Trust Agreement and the Escrow Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

(t) To the best of the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s officers, directors, and stockholders immediately prior to the Offering (“Initial Stockholders”) and provided to the Underwriters as an exhibit to his or her Insider Letter (as defined in Section 2(ee)) is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Initial Stockholder to become inaccurate and incorrect in all material respects.

(u) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Initial Stockholder which has not been disclosed in the Registration Statement or the Questionnaires.

(v) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

(w) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

(x) Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any Initial Stockholder that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (“NASD”).

(y) The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the date on which the Registration Statement was filed with the Commission or thereafter, other than payments to the Representatives.

(z) None of the net proceeds of the Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

(aa) Based on the Questionnaires, except as set forth on Schedule 2(aa), no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representatives and their counsel, if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Ordinary Shares is or becomes an affiliate or associated person of an NASD member participating in the offering.

(bb) Neither the Company nor any of the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(cc) Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(dd) The Company has entered into a warrant agreement with respect to the Warrants and the Representatives’ Warrants with Continental Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement (“Warrant Agreement”), providing for, among other things, the payment of a warrant solicitation fee as contemplated by Section 3(l) hereof.

(ee) The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) the form of which is annexed as Exhibit 10.1 to the Registration Statement (“Insider Letter”), pursuant to which each of the Initial Stockholders of the Company agrees to certain matters, including but not limited to, the matters described as being agreed to by them under the “Proposed Business” section of the Prospectus.

(ff) The Company has caused the Initial Stockholders to enter into an escrow agreement (“Escrow Agreement”) with Continental Stock Transfer & Trust Company (“Escrow Agent”) in form and substance satisfactory to the Underwriters, whereby the Ordinary Shares owned by the Initial Stockholders will be held in escrow by the Escrow Agent, until the third anniversary of the Effective Date unless released earlier as provided for in the Escrow Agreement. During such escrow period, the Initial Stockholders shall be prohibited from selling or otherwise transferring such shares (except to spouses and children of Initial Stockholders, trusts established for their benefit, family partnerships, to a transferee that does not affect beneficial ownership and as otherwise set forth in the Escrow Agreement) but will retain the right to vote such shares. To the Company’s knowledge, the Escrow Agreement is enforceable against each of the Initial Stockholders and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Stockholders is a party. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representatives.

(gg) The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering in form and substance satisfactory to the Representatives, which agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representatives.

(hh) No Initial Stockholder, employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

(ii) No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940 (“Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government securities” (as defined in Section 2(a)(16) of the Investment Company Act).

(jj) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

(kk) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(ll) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the Commission adopted thereunder and Sections 121 and 803 of the American Stock Exchange Company Guide. The Company’s audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the Commission adopted thereunder and Sections 121 and 803 of the American Stock Exchange Company Guide.

3. Covenants of the Company. The Company covenants and agrees as follows:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(b) The Company shall promptly advise the Representatives in writing (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purchase, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event during the period described in Section 3(c) hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representatives a copy for review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) During the time when a Prospectus is required to be delivered under the Act, or the Exchange Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, or the Exchange Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3(b) hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

(d) For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Ordinary Shares and Warrants under the Exchange Act without the prior written consent of the Representatives.

(e) The Company will endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate within the United States, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. The Company and the Representatives agree that with respect to qualifying the Public Securities for offering and sale under securities laws outside of the United States, the Company will be relying solely on the Underwriters and their agents to perfect all filings required by such foreign jurisdictions and to make all such statements and reports at such times as are or may be required by the laws of such foreign jurisdictions; provided that the Company will provide any assistance as reasonably requested by the Underwriters for such perfection.

(f) The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

(g) For a period of five years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 6-K or quarterly reports and the mailing of quarterly financial information to stockholders.

(h) The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Stockholder unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

(i) The Company has entered into an agreement (“Services Agreement”) with FDC Consultants Limited pursuant to which FDC Consultants Limited will make available to the Company general and administrative services, including office space, utilities and secretarial support for the Company’s use for $7,500 per month.

(j) Except as set forth above in Section 3(h) or 3(i), the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination; and provided, further, that such persons shall be entitled to receive, in accordance with applicable law, upon consummation of a Business Combination, commissions for monies raised by them for the Company in connection with such Business Combination, at rates which are no less favorable to the Company than those which the Company would pay to unaffiliated third parties.

(k) The Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a

Business Combination. Promptly after the consummation of the Offering, the Company shall take such steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in the State of California. The Company shall also take such other action as may be reasonably requested by the Representatives to obtain a secondary market trading exemption in such other states as may be requested by the Representatives.

(l) The Company hereby engages the Representatives, on a non-exclusive basis, as its agents for the solicitation of the exercise of the Warrants. The Company will (i) assist the Representatives with respect to such solicitation, if requested by the Representatives, and (ii) at the Representatives’ request, provide the Representatives, and direct the Company’s transfer and warrant agent to provide to the Representatives, at the Company’s cost, lists of the record and, to the extent known, beneficial owners of, the Warrants. Commencing one year from the Effective Date, the Company will pay the Representatives a commission of five percent of the exercise price of the Warrants for each Warrant exercised, payable on the date of such exercise, on the terms provided for in the Warrant Agreement, only if permitted under the rules and regulations of the NASD and only to the extent that an investor who exercises his Warrants specifically designates, in writing, that the Representatives solicited his exercise. The Representatives may engage sub-agents in their solicitation efforts. The Company agrees to disclose the arrangement to pay such solicitation fees to the Representatives in any Prospectus used by the Company in connection with the registration of the shares of Ordinary Shares underlying the Warrants.

(m) Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representatives for a term to be agreed upon by the Company and the Representatives.

(n) For a period of five years from the Effective Date or until such earlier time at which the Company is liquidated, the Company will furnish to the Representatives and their counsel copies (which may be electronic copies) of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representatives (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 6-K or Schedules 13D, l3G, 14D-l or 13E-4 received or prepared by the Company, (iv) five copies of each registration statement filed by the Company with the Commission under the Securities Act, (v) a copy of monthly statements, if any, setting forth such information regarding the Company’s results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request.

(o) For a period of five years following the Effective Date or until such earlier time at which the Company is liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representatives (“Transfer Agent”) and will furnish to the Representatives at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representatives may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. The Representatives acknowledge that Continental Stock Transfer & Trust Company is an acceptable Transfer Agent.

(p) Until such time as the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or quoted on the Nasdaq National Market, or until such earlier time upon which the Company is required to be liquidated, the Company shall engage underwriter’s counsel, for a one-time fee of $5,000 payable on the Closing Date, to deliver and update to the Underwriters on a timely basis, but in any event on the Closing Date, a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (“Secondary Market Trading Survey”); provided, however, that such fee shall only be payable upon delivery and payment of the Firm Units.

(q) During such time as the Public Securities are quoted on the NASD OTC Bulletin Board (or any successor trading market such as the Bulletin Board Exchange) or the Pink Sheets, LLC (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representatives, at its expense, such reports published by the NASD or the Pink Sheets, LLC relating to price trading of the Public Securities, as the Representatives shall reasonably request.

(r) For a period equal to five years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form F-1 (or other appropriate form) for the registration of the Warrants and the Representatives’ Warrants under the Act.

(s) The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid on the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and exhibits thereto, the Preliminary and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Ordinary Shares and the Warrants included in the Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the Preliminary and Final Blue Sky Memoranda and all amendments and supplements thereto, fees and disbursements of underwriter’s counsel retained for such purpose and a one-time fee of $5,000 payable to such counsel for the preparation of the Secondary Market Trading Survey, (iv) filing fees, costs and expenses incurred in registering the Offering with the NASD, (v) costs of placing “tombstone” advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representatives not to exceed $10,000, (vi) fees and disbursements of the transfer and warrant agent, (vii) the Company’s expenses associated with “due diligence” meetings arranged by the Representatives including a videotape or powerpoint presentation, (viii) the preparation, binding and delivery of transaction “bibles,” in form and style reasonably satisfactory to the Representatives and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representatives, and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3(s). The Company also agrees that it will engage and pay (in an amount not to exceed $15,000) for an investigative search firm of the Representatives’ choice to conduct an investigation of the principals of the Company as shall be mutually selected by the Representatives and the Company. The Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representatives and others. If all of the conditions precedent for the Company to consummate this offering have been met and the Company refuses to consummate this Offering, then the Company shall reimburse the Underwriters in full for their out of pocket accountable expenses actually incurred by the Representatives. The Representatives shall retain such part of the nonaccountable expense allowance (described below in Section 3(t)) previously paid, if any, as shall equal its actual out-of-pocket accountable expenses and refund the balance. If the amount previously paid is insufficient to cover such actual out-of-pocket accountable expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket accountable expenses.

(t) The Company further agrees that, in addition to the expenses payable pursuant to Section 3(s), on the Closing Date, it will pay to the Representatives a nonaccountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Firm Units (less any amounts previously paid) by deduction from the proceeds of the Offering contemplated herein.

(u) The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

(v) The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a)-(b) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

(w) In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

(x) Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(y) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain KPMG or other independent public accountants reasonably acceptable to the Representatives.

(bb) The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Report on Form 6-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

(cc) Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

(dd) All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

(ee) The Company shall cause the proceeds of the Offering to be held in the Trust Fund to be invested only in “government securities” with specific maturity dates as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(ff) From the Effective Date, and for a period of one hundred twenty (120) days thereafter, the Company shall not, without the prior written consent of the Representatives, issue, sell, offer to sell, grant any option for the sale of, to otherwise dispose of, directly or indirectly, any equity securities or other securities convertible into, exercisable for, or exchangeable for equity securities except with respect to the Offering. Further, the Company shall not designate or issue any of its “blank check” preference shares prior to or in connection with the proposed business combination without the prior written consent of the Representatives.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

(a) The Registration Statement has been declared effective on the date of this Agreement, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Cozen O’Connor, counsel to the Underwriters.

(b) By the Effective Date, the Representatives shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(c) No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3(e) hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

(d) On the Closing Date, the Representatives shall have received the favorable opinion of Jenkens & Gilchrist, P.C. (“Jenkens & Gilchrist”) counsel to the Company, dated the Closing Date, addressed to the Representatives and in form and substance satisfactory to Cozen O’Connor to the effect that:

(i) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Memorandum of Association or Articles of Association of the Company. When issued, the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Representatives’ Purchase Option, and the Representatives’ Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

(ii) The execution, delivery and performance of this Agreement, the Warrant Agreement, the Representatives’ Purchase Option, the Escrow Agreement, the Trust Agreement and the Services Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel’s knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Memorandum of Association or Articles of Association of the Company, or (c) to such counsel’s knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(iii) The Registration Statement, each Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations. The Securities and each agreement filed as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States federal or state statute or regulation required to be described in the Prospectus is not described as required, nor, to such counsel’s knowledge, are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

(iv) The Registration Statement is effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

(v) To such counsel’s knowledge, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement.

(vi) The Units, Warrants, and Common Stock have been approved for listing on the American Stock Exchange.

In addition, Counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in this opinion), on the basis of the foregoing (relying as to materiality to a large extent upon facts provided by officers and other representatives of the Company) no facts have come to the attention of such counsel which should lead them to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the exhibits (other than with respect to the summaries thereof contained in the Registration Statement and Prospectus, and as expressly provided herein), financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

(e) On each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received the favorable opinion of Jenkens & Gilchrist, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives and in form and substance reasonably satisfactory to Cozen O’Connor, confirming as of the Closing Date and, if applicable, the Option Closing Date, the statements made by Jenkens & Gilchrist in its opinion delivered on the Effective Date.

In rendering its opinion, Jenkens & Gilchrist may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent Jenkens & Gilchrist deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Cozen O’Connor) of other counsel reasonably acceptable to Cozen O’Connor, familiar with the applicable laws, which opinion shall be delivered to the Underwriters’ counsel and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinion of Jenkens & Gilchrist and any opinion relied upon by Jenkens & Gilchrist shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

(f) On the Closing Date, the Representatives shall have received the favorable opinion of Conyers Dill and Pearman (“Conyers”) counsel to the Company, dated the Closing Date, addressed to the Representatives and in form and substance satisfactory to Cozen O’Connor to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which it has certified to us that it owns or leases any properties or maintains employees, except where the failure to qualify would not have a material adverse effect on the Company.

(ii) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Ordinary Shares conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Ordinary Shares, exempt from such registration requirements. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus.

(iii) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Memorandum of Association or Articles of Association of the Company. When issued, the Representatives’ Purchase Option, the Representatives’ Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, the Representatives’ Purchase Option, and the Representatives’ Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

(iv) This Agreement has been duly authorized, executed and delivered by the Company. The Warrant Agreement, the Services Agreement, the Trust Agreement and the Escrow Agreement have each been duly and validly authorized and, when executed and delivered by the Company, constitute, and the Representatives’ Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v) The execution, delivery and performance of this Agreement, the Warrant Agreement, the Representatives’ Purchase Option, the Escrow Agreement, the Trust Agreement and the Services Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel’s knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Memorandum of Association or Articles of Association of the Company, or (c) to such counsel’s knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(vi) To such counsel’s knowledge, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement.

(g) On each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received the favorable opinion of Conyers, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives and in form and substance reasonably satisfactory to Cozen O’Connor, confirming as of the Closing Date and, if applicable, the Option Closing Date, the statements made by Conyers in its opinion delivered on the Effective Date. The opinion of Conyers shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

(h) At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representatives and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Cozen O’Connor from KPMG dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the October 31, 2005 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from October 31, 2005 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Ordinary Shares, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

(v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

(i) At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chairman of the Board or the Co-Chief Executive Officer and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that (i) the Company has performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be; (ii) the conditions set forth in Section 4(i) hereof have been satisfied as of such date; (iii) as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct; (iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Act. In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

(j) At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the copies of the Memorandum of Association or Articles of Association of the Company attached thereto are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(k) Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) On the Closing Date, the Company shall have delivered to the Representatives executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Services Agreement, the Warrant Purchase Agreement, all of the Insider Letters and lock-up letters executed by the officers and directors and their affiliates in such form acceptable to the Representatives.

(m) On the Closing Date, the Company shall have delivered to the Representatives executed copies of the Representatives’ Purchase Option.

(n) All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Cozen O’Connor and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4(n), or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

(o) On the Closing Date, the Representatives shall have received the Secondary Market Trading Survey from underwriter’s counsel.

5. Indemnification.

(a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representatives’ Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the

Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3(f) hereof. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

(b) If any action is brought against an Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action in a timely fashion as reasonably determined by the Underwriter, Selected Dealer or controlling person, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b).

(d) In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

(e) Within fifteen days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5(e) are several and not joint.

6. Default by an Underwriter.

(a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b) In the event that the default addressed in Section 6(a) above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will terminate without liability on the part of the Company (except as provided in Sections 3(s) and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

(c) In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Right to Appoint Representatives. For a period of five years from the Effective Date, upon notice from the Representatives to the Company, the Representatives shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and its counsel in connection with such representative’s attendance at meetings of the Board of Directors; and provided further that upon written notice to the Representatives, the Company may exclude the representative from meetings where, in the written opinion of counsel for the Company, the representative’s presence would destroy the attorney-client privilege. The Company agrees to give the Representatives written notice of each such meeting and to provide the Representatives with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors, and reimburse the representative of the Representatives for his reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation.

8. Additional Covenants.

(a) The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any shares of preference shares which participate in any manner in the Trust Fund or which vote as a class with the Ordinary Shares on a Business Combination.

(b) The Company hereby agrees that it will not commence its formal due diligence investigation of any operating business which the Company seeks to acquire (“Target Business”) or obtain the services of any vendor unless and until the Target Business or the vendor executes a waiver letter in the form attached hereto as Exhibit A and B, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C.

(c) The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each Initial Stockholder and the Representatives and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representatives.

(d) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Memorandum of Association or Articles of Association. Prior to the consummation of a Business Combination, the Company will not amend its Memorandum of Association or Articles of Association without the prior written consent of the Representatives.

(e) The Company shall provide counsel to the Representatives with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered such information as may be requested by such state.

(f) The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated and will distribute to all holders of IPO Shares (defined below) an aggregate sum equal to the Company’s “Liquidation Value.” With respect to the Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Ordinary Shares owned by them immediately prior to this Offering in accordance with the vote of the holders of a majority of the IPO Shares. At the time the Company seeks approval of any potential Business Combination, the Company will offer each of holders of the Company’s Ordinary Shares issued in this Offering (“IPO Shares”) the right to convert their IPO Shares at a per share price equal to the amount in the Trust Fund (inclusive of any interest income therein) on the record date (“Conversion Price”) for determination of stockholders entitled to vote upon the proposal to approve such Business Combination (“Record Date”) divided by the total number of IPO Shares. The Company’s “Liquidation Value” shall mean the Company’s book value, as determined by the Company and audited by KPMG. In no event, however, will the Company’s Liquidation Value be less than the Trust Fund, inclusive of any net interest income thereon. If holders of less than 20% in interest of the Company’s IPO Shares vote against such approval of a Business Combination, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. If holders of 20% or more in interest of the IPO Shares vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not convert such shares.

(g) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a5l-1 under the Exchange Act during such period.

(h) The Company shall cause each of the Initial Stockholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Initial Stockholders will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the Initial Stockholders cease to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the Initial Stockholders might have.

(i) The Company agrees that the initial Target Business that it acquires must have a fair market value equal to at least 80% of the Company’s net assets at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business has a fair market value of at least 80% of the Company’s fair market value at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

(j) The Company agrees that, until the consummation of a Business Combination as contemplated in the Prospectus, in the event that it intends to engage any person or entity, regardless of NASD association or affiliation, to assist it in its search for a merger candidate or to provide any other merger and acquisition services, the Company will, prior to such engagement (a) provide the following information to the Representatives (i) complete details of all services and copies of agreements governing said services and (ii) any documents or materials reasonably requested by the Representatives, such that the Representatives may provide to the NASD a justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” as defined in Rule 2710(a)(6) of the NASD Conduct Rules; (b) make proper disclosure of such arrangement or potential arrangement in the Registration Statement and (c) and cooperate with the Representatives in submitting such information to the NASD for review and approval.

(k) The Company agrees that, notwithstanding its status as a foreign private issuer, until the consummation of a Business Combination as contemplated in the Prospectus, it will comply with the rules and regulations under the Exchange Act with respect to (a) the furnishing and content of proxy statements related to the Business Combination, and (b) the requirements and filing deadlines for current reports on Form 8-K and will file such reports on Form 6-K complying with those rules and regulations, in each as such rules and regulations are applied to U.S. issuers. The Company further agrees that it will furnish to American shareholders an English language version of its annual financial statements and all other materials regularly provided to other shareholders, and publish, at least quarterly, an English language version of its interim financial statements filed with the SEC.

9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10. Effective Date of This Agreement and Termination.

(a) This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

(b) You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or a material increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, and if not otherwise qualified by materiality, there is a material adverse effect or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Securities.

(c) In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3(s) hereof.

(d) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way be effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11. Miscellaneous.

(a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing.

If to the Representatives:

I-Bankers Securities Incorporated

1560 East Southlake Boulevard, Suite 232

Southlake, TX 76092

Attn: Mike McCrory

Copy to:	Cozen O’Connor
Suite 500, 1667 K Street NW
Washington, DC 20006
Attn: Ralph V. De Martino, Esq.

If to the Company:

Shanghai Century Acquisition Corporation
Suite 1002, 10th Floor
43 Lyndhurst Terrace
Central, Hong Kong, China
Attn: Franklin D. Chu, Co-Chief Executive Officer

Copy to:	Jenkens & Gilchrist, P.C.
1445 Ross Avenue, Suite 3700
Dallas, TX 75202
Attn: Gregory J. Schmitt, Esq.

(b) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c) This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d) This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(e) This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

(f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(g) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

(h) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, Shanghai Century Acquisition Corporation

By:
Name:	Franklin D. Chu
Title:	Co-Chief Executive Officer

Accepted on the date first above written.

I-BANKERS SECURITIES INCORPORATED

Acting severally on behalf of itself and as one

of the Representatives of the several Underwriters

named in Schedule I annexed hereto

By:
Name:	Shelley Gluck
Title:	Chief Financial Officer

SCHEDULE I

SHANGHAI CENTURY ACQUISITION CORPORATION

12,500,000 UNITS

Underwriter	Number of Firm Units to be Purchased
I-Bankers Securities Incorporated
Total	12,500,000

EXHIBIT A

Shanghai Century Acquisition Corporation

Suite 1002, 10th Floor

43 Lyndhurst Terrace

Central, Hong Kong, China

Gentlemen:

Reference is made to the Final Prospectus of Shanghai Century Acquisition Corporation (“Shanghai”), dated                     , 2006 (“Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Shanghai has established the Trust Fund, initially in an amount of $                     for the benefit of the Public Stockholders and that Shanghai may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Shanghai or (ii) to Shanghai after it consummates a Business Combination.

For and in consideration of Shanghai agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Shanghai and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Officer/Director

Authorized Signature of Officer/Director

EXHIBIT B

Shanghai Century Acquisition Corporation

Suite 1002, 10th Floor

43 Lyndhurst Terrace

Central, Hong Kong, China

Gentlemen:

Reference is made to the Final Prospectus of Shanghai Century Acquisition Corporation (“Shanghai”), dated                     , 2006 (“Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Shanghai has established the Trust Fund, initially in an amount of $                     for the benefit of the Public Stockholders and that Shanghai may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Shanghai or (ii) to Shanghai after it consummates a Business Combination.

For and in consideration of Shanghai engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Shanghai and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Officer/Director

Authorized Signature of Officer/Director

EXHIBIT C

Shanghai Century Acquisition Corporation

Suite 1002, 10th Floor

43 Lyndhurst Terrace

Central, Hong Kong, China

Gentlemen:

The undersigned officer or director of Shanghai Century Acquisition Corporation (“Shanghai”) hereby acknowledges that Shanghai has established the Trust Fund, initially in an amount of $                     for the benefit of the Public Stockholders and that Shanghai may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of Shanghai, (ii) to Shanghai, and with respect to the Deferred Discount, to the Representatives, in each case after Shanghai consummates a Business Combination, and (iii) to Shanghai in an amount equal to one-half of the income earned on the Trust Fund not more than once in any calendar quarter in accordance with the Investment Management Trust Agreement consummates a Business Combination.

The undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Shanghai and will not seek recourse against the Trust Fund for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.

Print Name of Officer/Director

Authorized Signature of Officer/Director